UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 22, 2014

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 22, 2014, we entered into an addendum to our lease with 1201 F Street, L.P. for the office space we rent in the office building at 1201 F Street, N.W., Washington, D.C.  Among other things, the addendum (a) extends the term of the lease by 12 years to run through October 31, 2027, (b) sets the monthly fixed rent for the leased space (excluding customary operating costs and expenses) throughout the extension period at amounts increasing from $96.4 thousand (or $40.00 per square foot) for the annual period ending October 31, 2016 to $126.4 thousand (or $52.47 per square foot) for the annual period ending October 31, 2027, (c) gives us the right, subject to certain conditions, to extend the lease for an additional five years at market rates, (d) provides for the partial termination of the lease with respect to approximately 10.7 thousand square feet, (e) provides for certain improvements to the leased space and a corresponding tenant improvement allowance of approximately $2.5 million, (f) provides a rent abatement of approximately $2.0 million in the aggregate, and (g) gives us the right, subject to certain conditions, to rent additional office space in the building. The addendum will not take effect until the landlord has received the consent of its lender.

A copy of the amendment is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Number	Title

10.1	Addendum No. 5 to Lease entered into on December 22, 2014 by and between CRA International, Inc. and 1201 F Street, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: December 29, 2014	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer, Executive Vice President and Treasurer

EXHIBIT INDEX

Number	Title

10.1	Addendum No. 5 to Lease entered into on December 22, 2014 by and between CRA International, Inc. and 1201 F Street, L.P.